  EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

TERRA TECH CORP., ITS WHOLLY-OWNED SUBSIDIARIES,

AND BLACK OAK GALLERY

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the merger (the "Merger") between Terra Tech Corp. ("Terra Tech") and Black Oak Gallery ("Black Oak") and represent our acquisition of all of the capital stock of Black Oak, which was accounted for as a purchase. We are applying the acquisition method of accounting.

Black Oak

The unaudited pro forma condensed combined financial statements as of March 31, 2016 give effect to the Merger as if it had been completed on January 1, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, combines the statement of operations of Terra Tech and Black Oak and gives pro forma effect to these transactions as if they were completed on January 1, 2015.

Immediately following the completion of the Merger, assuming the issuance of shares pursuant to certain earn-out contingent consideration shares, Terra Tech's previous stockholders owned 349,739,408 shares of common stock and Black Oak shareholders owned 235,236,144, or approximately 40% of the outstanding shares of Terra Tech's common stock. The acquisition will be accounted for as a purchase, applying the acquisition method of accounting, with the assets acquired and liabilities assumed recorded at fair value.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheets as of March 31, 2016 combines the balance sheets of Terra Tech and Black Oak and gives pro forma effect to:

(i)

the exchange of 100% of the outstanding shares of Black Oak common stock for the right to receive approximately 8,167 shares of our Series Z Preferred Stock (or, upon conversion, 81,661,649 shares of our common stock), of which approximately 1,176 shares thereof were issued and paid at closing (or, upon conversion, 11,759,242 shares of our common stock), and approximately 8,668,700 shares of our Series B Preferred Stock (or, upon conversion, 46,675,104 shares of our common stock), of which approximately 1,248,300 shares thereof were issued and paid at closing (or, upon conversion, 6,721,254 shares of our common stock), and approximately 21,380 shares of our Series Q Preferred Stock (or, upon conversion, 106,899,391 shares of our common stock), of which approximately 3,696 shares thereof were issued and paid at closing (or, upon conversion, 18,480,493 shares of our common stock);

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(ii)

the recording of a liability associated with the remaining shares of our Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid at closing pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), of which approximately 4,210 shares of our Series Z Preferred Stock (or, upon conversion, 42,098,295 shares of our common stock), approximately 4,468,872 shares of our Series B Preferred Stock (or, upon conversion, 24,061,862 shares of our common stock), and approximately 8,945 shares of our Series Q Preferred Stock (or, upon conversion, 44,722,796 shares of our common stock) are subject to a 12-month Lockup (the "Lockup Shares"); and approximately 2,781 shares of our Series Z Preferred Stock (or, upon conversion, 27,804,112 shares of our common stock), approximately 2,951,528 shares of our Series B Preferred Stock (or, upon conversion, 15,891,988 shares of our common stock), and approximately 8,739 shares of our Series Q Preferred Stock (or, upon conversion, 43,696,102 shares of our common stock) are subject to certain holdback provisions (the "Holdback Shares"). The Lockup Shares and the Holdback Shares are held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided in the Merger Agreement. We have recorded an earn-out provision for the Holdback Shares contingent consideration;

(iii)

the recording of a contingent consideration associated with the right of those Black Oak Sellers who requested to receive up to $2,088,000 in cash consideration, rather than additional Terra Tech equity, pursuant to certain earn-out provisions (the "Performance-based Cash Payment");

(iv)	the recording of the fair value of the assets acquired and liabilities assumed pursuant to the Merger Agreement.

The pro forma statement of operations of Terra Tech and Black Oak for the year ended December 31, 2015, has been derived from their respective audited financial statements for the same period. The unaudited pro forma condensed combined balance sheets and statement of operations for the quarter ended March 31, 2016, are based on assumptions and include adjustments as explained in the notes thereto and do not necessarily reflect the results of operations of Terra Tech and Black Oak that actually would have resulted had the acquisition been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of Terra Tech or Black Oak or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Terra Tech and Black Oak and should be read in conjunction with the historical financial statements of Terra Tech and Black Oak and the related notes.

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Terra Tech Corp. and Black Oak Gallery
Pro Forma Balance Sheet
As of March 31, 2016

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash	$1,131,000	$163,566	$-		$1,294,566
Accounts receivable, net	803,916	-	-		803,916
Prepaid expenses	19,368	525,217	-		544,585
Inventory	1,319,061	103,664	-		1,422,725
Total Current Assets	3,273,345	792,447	-		4,065,792

Property, equipment and leasehold improvements, net	7,314,449	681,896	-		7,996,345
Goodwill			19,179,800	(1)	19,179,800
			(553,191	)(2)
Intangible assets, net	1,474,690	-	33,191,460	(3)	34,112,959
Deposits	90,636	-	-		90,636
Total Assets	$12,153,120	$1,474,343	$51,818,069		$65,445,532

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,394,387	$177,228	$-		$1,571,615
Derivative liability	1,334,000	-	-		1,334,000
Accrued liabilities	553,778	2,076,810	43,038	(4)	2,673,626
Total Current Liabilities	3,282,165	2,254,038	43,038		5,579,241
Long Term Liabilities
Long-term debt	1,250,000	-	-		1,250,000
Deferred tax liability, net	44,000	101,900	-		145,900
Total Long Term Liabilities	1,294,000	101,900	-		1,395,900

Commitment and Contingencies
Black Oak Gallery - Contingency			12,754,553	(5)	12,754,553

Stockholders' Equity
Preferred stock, Convertible Series A, Par value $0.001;
authorized and issued 100 shares as of March 31, 2016	-	-	-		-
Preferred stock, Convertible Series B, Par value $0.001;
authorized 24,970,000 shares as of March 31, 2016;
issued and outstanding as of 21,867,172 as of March 31, 2016	16,150	-	5,717	(6)	21,867
Preferred stock, Convertible Series Q, Par value $0.001;
authorized 21,600 shares as of March 31, 2016;
12,639 shares outstanding as of March 31, 2016	-	-	13	(6)	13
Preferred stock, Convertible Series Z, Par value $0.001;
authorized 8,300 shares as of March 31, 2016;
5,385 shares outstanding as of March 31, 2016	-	-	5	(6)	5
Common stock, Par value $0.001; authorized 350,000,000
shares; issued 349,739,408 shares as of March 31, 2016	349,740	-			349,740
Additional paid-in capital	57,176,915	10,100	39,610,972	(6)	96,797,987
Accumulated Deficit	(50,078,173)	(891,695)	(596,229	)(7)	(51,566,097)
Total Terra Tech Corp. stockholders' equity	7,464,632	(881,595)	39,020,478		45,603,515
Non-controlling interest	112,323	-	-		112,323
Total Stockholders' Equity	7,576,955	(881,595)	39,020,478		45,715,838

Total Liabilities and Stockholders' Equity	$12,153,120	$1,474,343	$51,818,069		$65,445,532

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Terra Tech Corp. and Black Oak Gallery
Pro Forma Statement of Operations
For the Quarter Ended March 31, 2016

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma

Total Revenues	$1,548,167	$3,372,474	$(16,076	)(8)	$4,904,565
Cost of Goods Sold	1,414,193	2,912,104	(8,038	)(8)	4,318,259
	133,974	460,370	(8,038)		586,306
			35,000	(9)
Selling, general and administrative expenses	2,046,348	515,692	553,191	(2)	3,150,231
Loss from operations	(1,912,374)	(55,322)	(596,229)		(2,563,925)

Other Income (Expenses)
Amortization of debt discount	(94,406)	-	-		(94,406)
Loss on extinguishment of debt	(920,797)	-	-		(920,797)
Loss from derivatives issued with debt greater than debt carrying value	-	-	-		-
Gain (Loss) on fair market valuation of derivatives	(1,160,700)	-	-		(1,160,700)
Interest Expense	(55,995)	-	-		(55,995)
Total Other Income (Expense)	(2,231,898)	-	-		(2,231,898)
Loss before Provision of Income Taxes	(4,144,272)	(55,322)	(596,229)		(4,795,823)
Provision for income taxes	-	76,868	-		76,868
Net Loss	(4,144,272)	(132,190)	(596,229)		(4,872,691)
Net Loss attributable to non-controlling interest	18,208	-	-		18,208
Net Loss attributable to Terra Tech Corp.	$(4,126,064)	$(132,190)	$(596,229	) (7)	$(4,854,483)

Note 1 - Goodwill allocated to the purchase price of Black Oak Gallery, see Footnote 4.

Note 2 - Amortization of the intangible assets with definite lives allocated to the purchase price of Black Oak Gallery. The intangible assets with definite lives are being amortized over 5 to 15 years, see Footnote 5.

Note 3 - Fair market value of identifiable intangible assets allocated to the purchase price of Black Oak Gallery, see Footnote 4 and 5.

Note 4 - Additional net cash used in Pro Forma Statement of Operations.

Note 5 - Cash and Stock Contingency expected to be paid and issued for Black Oak Gallery acquisition, see Footnote 7.

Note 6 - Preferred stock par value and additional paid in capital for the issuance of stock for the Black Oak Gallery acquisition, see Footnotes 2 and 3.

Note 7 - Adjustment from Pro Forma Statement of Operations.

Note 8 - Sales and cost of goods sold between Terra Tech Corp and Black Oak Gallery.

Note 9 - The Company entered into a management agreement with Platinum Standard, LLC for an annual fee of $500,000. The above amount represents the quarterly amount of $125,000 less the salaries of $90,000 for individuals previously on payroll who are now working for Platinum Standard, LLC.

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Terra Tech Corp and Black Oak Gallery
Pro Forma Statement of Operations
For the Year Ended December 31, 2015

	Terra Tech Corp	Black Oak Gallery	Pro Forma Adjustments		Pro Forma

Total Revenues	$9,975,346	$12,983,824	$(683,516	) (1)	$22,275,654
Cost of Goods Sold	8,958,475	10,709,576	(512,803	) (1)	19,155,248
	1,016,871	2,274,248	(170,713)		3,120,406
			108,000	(2)
Selling, general and administrative expenses	9,833,646	2,213,742	2,212,764	(3)	14,368,152
Profit (Loss) from operations	(8,816,775)	60,506	(2,491,477)		(11,247,746)

Other Income (Expenses)
Amortization of debt discount	(696,180)	-	-		(696,180)
Loss on extinguishment of debt	(619,444)	-	-		(619,444)
Loss from derivatives issued with debt greater than debt carrying value	(561,000)	-	-		(561,000)
Gain (Loss) on fair market valuation of derivatives	1,800,100	-	-		1,800,100
Interest Income (Expense)	(469,576)	1,236	-		(468,340)
Total Other Income (Expense)	(546,100)	1,236	-		(544,864)
Loss before Provision of Income Taxes	(9,362,875)	61,742	(2,491,477)		(11,792,610)
Provision for income taxes	44,000	636,628	-		680,628
Net Loss	(9,406,875)	(574,886)	(2,491,477)		(12,473,238)
Net Loss attributable to non-controlling interest	181,295	-	-		181,295
Net Loss attributable to Terra Tech Corp.	$(9,225,580)	$(574,886)	$(2,491,477)		$(12,291,943)

Note 1 - The revenue and cost of goods sold between Terra Tech Corp. and Black Oak Gallery have been eliminated.

Note 2 - The Company entered into a management agreement with Platinum Standard, LLC for an annual fee of $500,000. The above amount represents the annual amount of $500,000 less the salaries of $392,000 for individuals previously on payroll who are now working for Platinum Standard, LLC.

Note 3 - Amortization of the intangible assets with definite lives allocated to the purchase price of Black Oak Gallery. The intangible assets with definite lives are being amortized over 5 to 15 years, see Footnote 5.

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INFORMATION TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Black Oak Description

Black Oak operates a medical marijuana dispensary under the name Blüm at 556-578 West Grand Avenue, Oakland, California.

Black Oak opened its retail storefront in Oakland, California in November of 2012 and is a retail seller, distributor and grower of medical marijuana. Black Oak sells a combination of its own cultivated products, as well as high quality name-brand products from outside suppliers. In addition to multiple grades of medical marijuana, it sells "edibles," which include cannabis-infused baked goods, chocolates, and candies; cannabis-infused topical products, such as lotions, massage oils and balms; clones of marijuana plants; and numerous kinds of cannabis concentrates, such as hash, shatter, and wax. The location consists of a retail dispensary storefront, indoor cultivation area, laboratory, and a 20-car capacity parking lot, collectively known as the Blüm Campus.

2. The Merger and Basis of Presentation

The below summary of the Merger Agreement is qualified by the entire agreement, to which the reader should refer and which was filed with the SEC on March 29, 2016, as Exhibit 2.5 to our Annual Report on Form 10-K.

The accompanying unaudited pro forma financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

On April 1, 2016 (the "Closing Date"), we completed the acquisition of Black Oak, through a merger (the "Merger") of our wholly-owned merger subsidiary, Generic Merger Sub, Inc., with and into Black Oak, with Black Oak as the surviving corporation, and becoming our wholly-owned subsidiary.

Pursuant to the Merger Agreement, the outstanding shares of common stock of Black Oak held by (i) three of the then-current shareholders of Black Oak (the "Group A Shareholders") were converted into the right to receive approximately 8,167 shares of our Series Z Preferred Stock (or, upon conversion, 81,661,649 shares of our common stock), of which approximately 1,176 shares of Series Z Preferred Stock were issued and paid at closing (or, upon conversion, 11,759,242 shares of our common stock), and approximately 8,668,700 shares of our Series B Preferred Stock (or, upon conversion, 46,675,104 shares of our common stock), of which approximately 1,248,300 shares of Series B Preferred Stock (or, upon conversion, 6,721,254 shares of our common stock) were issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") were converted into the right to receive approximately 21,380 shares of our Series Q Preferred Stock (or, upon conversion, 106,899,391 shares of our common stock), of which approximately 3,696 shares of Series Q Preferred Stock (or, upon conversion, 18,480,493 shares of our common stock) were issued and paid at closing. The shares of Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that were issued but not paid to the Black Oak legacy shareholders at closing are subject to certain holdback and lock-up provisions, and held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided for in the Merger Agreement.

Each share of our Series Q Preferred Stock is to be converted into 5,000 shares of our common stock and each share of our Series Z Preferred Stock is to be converted into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital. Accordingly, the approximately 21,380 shares of Series Q Preferred Stock issued to the Group B Shareholders is convertible into approximately 106,899,391 shares of our common stock and the approximately 8,167 shares of our Series Z Preferred Stock issued to the Group A Shareholders is convertible into approximately 15,166,552 shares of our Series B Preferred Stock. The Series Z Preferred Stock is intended to mirror the rights of the holders of our Series B Preferred Stock. Each share of our Series B Preferred Stock remains convertible into 5.384325537 shares of our common stock. Certain of the Group B Shareholders requested to receive cash consideration up to approximately $2,088,000 in lieu of additional equity of Terra Tech.

The securities issued, and to be issued upon conversion of the preferred stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act.

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Terra Tech - Accounting Acquirer

In connection with the Merger and in exchange for all of Black Oak's issued and outstanding shares of common stock, we expect to (i) issue an aggregate value (for accounting purposes as of the Closing Date) of approximately $50.1 million of our capital stock (which equity had a value of approximately $22.9 million as of the date of the Merger Agreement) and also expect to (ii) tender cash consideration equal to approximately $1.4 million, for a total maximum value (for accounting purposes as of the Closing Date) of approximately $51.5 million (or, upon conversion, approximately $25 million as of the date of the Merger Agreement). Notwithstanding the Merger, the composition of our Board of Directors and our executive management did not change. Additionally, control of the Company, measured either by equity ownership or by voting interest, did not change. Although the revenues of Black Oak exceeded those of the Company, the Company's assets exceeded those of Black Oak. The sum of the above analysis supports the determination that the Company is the accounting acquirer.

3. Estimate of Consideration Transferred

The estimated purchase price of Black Oak (for accounting purposes as of the Closing Date) was approximately $51,489,665. The purchase price of the acquisition was determined based on the value of the associated underlying shares of Terra Tech's common stock on the Closing Date, which value of $0.2620 per share represented the closing sale price of Terra Tech's Common Stock, as quoted on April 1, 2016 on the OTC Market Group Inc.'s OTCQX market.

The purchase price represents the sum of:

(i) the issuance of approximately 1,176 shares of our Series Z Preferred Stock (or, upon conversion, 11,759,242 shares of our common stock), approximately 1,248,300 shares of our Series B Preferred Stock (or, upon conversion, 6,721,254 shares of our common stock), and approximately 3,696 shares of our Series Q Preferred Stock (or, upon conversion, 18,480,493 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into 36,960,989 shares of our common stock (the "Closing Consideration"); and

(ii) the Lockup Shares, which comprise approximately 4,210 shares of our Series Z Preferred Stock (or, upon conversion, 42,098,295 shares of our common stock), approximately 4,468,872 shares of our Series B Preferred Stock (or, upon conversion, 24,061,862 shares of our common stock), and approximately 8,945 shares of our Series Q Preferred Stock (or, upon conversion, 44,722,796 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into approximately 110,882,953 shares of our common stock (the "Lockup Consideration"); and

(iii) the Holdback Shares contingent consideration, which comprise up to approximately 2,781 shares of our Series Z Preferred Stock (or, upon conversion, 27,804,112 shares of our common stock), up to approximately 2,951,528 shares of our Series B Preferred Stock (or, upon conversion, 15,891,988 shares of our common stock), and up to approximately 8,739 shares of our Series Q Preferred Stock (or, upon conversion, 43,696,102 shares of our common stock), all of which if fully converted in shares of our common stock, would convert into approximately 87,392,202 shares of our common stock (the "Holdback Consideration"); and

(iv) the contingent consideration of up to $2,088,000 in cash consideration pursuant to certain earn-out provisions to those Black Oak Sellers who requested cash consideration, rather than additional Terra Tech equity (the "Performance-based Cash Consideration").

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Closing Consideration - Pursuant to the Merger Agreement, the consideration to be paid in shares of the Company's Preferred Stock at closing was issued and paid on April 1, 2016.

Lockup Consideration - The consideration to be paid in shares of the Company's Preferred Stock on approximately the one-year anniversary date of the Merger Agreement was issued on the Closing Date, which shares are held in escrow.

Holdback Consideration - The consideration to be paid in shares of the Company's Preferred Stock on approximately the one-year anniversary date of the Merger Agreement and that are subject to certain holdback provisions was issued on the Closing Date but which shares are held in escrow as security for the satisfaction of any post-closing adjustments or indemnification claims as provided for in the Merger Agreement.

Performance-based Cash Consideration - The consideration to be paid in cash on approximately the one-year anniversary date of the Merger Agreement and that is subject to certain holdback provisions, is unpaid and recorded as contingent consideration as security for the satisfaction of any post-closing adjustments or indemnification claims as provided for in the Merger Agreement.

The below chart outlines a summary of the purchase price:

Purchase Price Detail	Series B Preferred Stock	Series Q Preferred Stock	Series Z Preferred Stock	Preferred Stock Converted Into Common Stock	Total Consideration

Closing Consideration	1,248,300	3,696	1,176	36,960,989	$9,683,779
Lockup Consideration	4,468,872	8,945	4,210	110,882,953	29,051,334
Holdback Consideration	2,951,528	8,739	2,781	87,392,202	11,324,969
Performance-based Cash Consideration	-	-	-	-	1,429,583
Totals	8,668,700	21,380	8,167	235,236,144	$51,489,665

4. Net Assets Acquired

The acquisition of Black Oak was accounted for in accordance with ASC 805-10 Business Combinations. The assets consisted primarily of the intellectual property and established marketing associated with the name Blüm, including its website www.blumoak.com, the medical marijuana dispensary license and customer relationships.

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The following table summarizes the acquisition with an estimated purchase price (for accounting purposes as of the Closing Date) of $51,489,665:

Current assets	$792,447
Property, plant and equipment	681,896
Customer relationships	13,406,577
Trade Name	6,884,441
Dispensary license	12,900,442
Liabilities	(2,355,938)
Total identifiable net assets	$32,309,865
Goodwill	19,179,800
Net assets	$51,489,665

5. Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful lives. We recorded amortization expense of $563,811 and $2,255,244 during the three months ended March 31, 2016, and the year ended December 31, 2015, respectively. Based solely on the amortizable intangible assets recorded at March 31, 2016, we estimate amortization expense to be $1,910,500 in 2016, $2,532,600 in 2017, $2,496,600 in 2018, $2,532,600 in 2019, $2,532,600 in 2020 and an aggregate of $22,785,800 in years after 2020. Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or changes.

		March 31, 2016
	Useful	Gross
	Life	Carrying	Accumulated
Amortized intangible assets:	in Years	Amount	Amortization

Customer relationships	5 to 15	$14,627,997	$348,051
Trade Name	5 to 15	$7,262,319	$114,741
Dispensary license	15	$12,900,442	$215,007
Total		$34,790,758	$677,799

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6. Common Stock

The following is a summary of Terra Tech common stock outstanding after the Merger:

Terra Tech Common Stock	Shares
Shares held by existing Terra Tech common stockholders as of April 1, 2016	349,739,408
Shares of Terra Tech common stock issued to Black Oak shareholders at closing	36,960,989
Additional shares of Terra Tech common stock to be issued to Black Oak Sellers pursuant to the Lockup Consideration	110,882,953
Additional shares of Terra Tech common stock to be issued to Black Oak Sellers pursuant to the Holdback Consideration	87,392,202
Total potential shares outstanding after the Merger	584,975,552

The unaudited pro forma condensed combined financial statements reflect the issuance of 36,960,989 shares of Terra Tech common stock ($0.001 par value per share) to the Black Oak Sellers in exchange for 100% of the common stock of Black Oak.

Additionally, the pro forma condensed combined financial statements reflect 110,882,953 shares of Terra Tech common stock to be issued to the Black Oak Sellers pursuant to certain Lockup provisions and 87,392,202 shares of Terra Tech common stock to be issued to the Black Oak Sellers pursuant to certain Holdback earn-out provisions.

7. Contingent Consideration Liability

Terra Tech accounts for Contingent Consideration according to FASB ASC 805 Business Combinations. Contingent consideration typically represents the acquirer's obligation to transfer additional assets or equity interests to the former owners of the acquiree if specified future events occur or conditions are met. FASB ASC 805 requires that contingent consideration be recognized at acquisition-date fair value as part of the consideration transferred in the transaction. FASB ASC 805 uses the fair value definition in Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As defined in FASB ASC 805, contingent consideration is (i) an obligation of the acquirer to transfer additional assets or equity interests to the former owners of an acquiree as part of the exchange for control of the acquiree if specified future events occur or conditions are met or (ii) the right of the acquirer to the return of previously transferred consideration if specified conditions are met.

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Accordingly, Terra Tech valued the Holdback Consideration and the Performance-based Cash Payment Consideration (together, "Contingent Consideration"), based on an analysis using a cash flow model to determine the expected contingent consideration payment, which model determined that the aggregate expected contingent consideration liability was $15,305,463 and the present value of the contingent consideration liability was $12,754,553. Terra Tech thus recognized at the Closing Date a $12,754,553 contingent consideration liability amount associated with the Contingent Consideration as part of the consideration transferred pursuant to the Merger Agreement.

The probabilities for the different scenarios in determining the likelihood of payouts related to the Contingent Consideration (e.g., 75% probability that upside scenario will be achieved), as well as the discount rate used in our calculations were based on internal Terra Tech projections which were vetted by senior management.

Holdback Contingent Consideration

The Holdback Contingent Consideration is comprised of (i) the Market-Based Clawback Amount and (ii) the Performance-Based Clawback Amount and is to be paid in shares of our Preferred Stock on approximately the one-year anniversary date of the Merger Agreement.

The Market-Based Clawback Amount is determined as follows:

a)

If the Terra Tech Common Stock 30-day VWAP on the one-year anniversary date of the Merger Agreement exceeds the Terra Tech Closing Price, the Market-Based Clawback Amount shall mean the number of shares of Terra Tech Common Stock equal to (i) (A) $4,912,000.00 divided by (B) the Terra Tech Closing Price, less (ii) (A) $4,912,000.00 divided by (B) the Terra Tech Common Stock 30-day VWAP on such date.

b)

If the Terra Tech Common Stock 30-day VWAP on the one-year anniversary date of the Merger Agreement is less than or equal to the Terra Tech Closing Price, the Market-Based Clawback Amount shall be zero shares.

In no event will the Market-Based Clawback Amount exceed 50% of the Holdback Shares Amount.

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The Performance-Based Clawback Amount is determined as follows:

a)	The "Lower Threshold" means an amount equal to $11,979,351.00, and the "Upper Threshold" means an amount equal to $16,667,000.00.

b)

If Black Oak's operating revenues for the 12-month period following the Closing Date (the "Year 1 Revenue") is less than the Lower Threshold, then the Performance-Based Clawback Amount shall be the number of shares obtained from a quotient, (A) the numerator of which is equal to the sum of (1) $4,912,000.00, plus (2) the product of 1.5 multiplied by the difference between the Lower Threshold and the Year 1 Revenue, and (B) the denominator of which is the Terra Tech Common Stock 30-day VWAP as of the one-year anniversary date of the Merger Agreement.

c)

If the Year 1 Revenue is greater than or equal to the Lower Threshold but is less than the Upper Threshold, then the Performance-Based Clawback Amount shall be the number of shares obtained from a quotient, (A) the numerator of which is equal to the product of 1.053 multiplied by the difference between the Upper Threshold and the Year 1 Revenue, and (B) the denominator of which is the Terra Tech Common Stock 30-day VWAP as of the one-year anniversary date of the Merger Agreement.

d)	If the Year 1 Revenue is greater than or equal to the Upper Threshold, then the Performance-Based Clawback Amount shall be zero (0) shares.

Performance-based Cash Payment Contingent Consideration

Pursuant to the Merger Agreement, certain of the Group B Shareholders requested to receive cash consideration of up to approximately $2,088,000 rather than additional Terra Tech equity to be paid on approximately the one-year anniversary date of the Merger Agreement under the following conditions:

(a)	zero dollars if Year 1 Revenue is below or equal to $12,000,000; and

(b)

the product obtained by multiplying 0.447 times Year 1 Revenue if Year 1 Revenue is greater than $12,000,000, provided that in no event shall the Performance-based Cash Payment amount exceed $2,088,000.

Pursuant to the above formula, if the Revenue in Year 1 equals $16,666,666, then the Performance-based Cash Payment will be $2,088,000 calculated as follows:

Year 1 Revenue	$16,666,666
Less:	$12,000,000
$4,666,666
0.44742864
Performance-based Cash Payment	$2,088,000

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The Company calculated the Contingent Consideration based upon the following formula:

		One-year Anniversary Date of the Merger 30-Day VWAP				Probability-Weighted Amounts
Year 1 Revenue			Value of Common Stock to Issue	Performance-Based Cash Payment	Probability	Earn-out Shares	Performance-Based Cash	Total

		5%	$21,633,120	$2,088,000	3.8%	$811,242	$78,300	$889,542
		$0.1077

Upside	75%	15%	$15,879,947	$2,088,000	11.3%	$1,786,494	$234,900	$2,021,394
$16,667,000		$0.2077

		80%	$13,866,243	$2,088,000	60.0%	$8,319,746	$1,252,800	$9,572,546
		$0.3077

		5%	$13,958,097	$747,500	1.0%	$139,581	$7,475	$147,056
		$0.1077

Base	20%	15%	$11,900,169	$747,500	3.0%	$357,005	$22,425	$379,430
$13,670,835		$0.2077

		80%	$11,179,860	$747,500	16.0%	$1,788,778	$119,600	$1,908,378
		$0.3077

		5%	$4,922,966	$0	0.3%	$12,307	$0	$12,307
		$0.1077

Downside	5%	15%	$7,215,125	$0	0.8%	$54,113	$0	$54,113
$10,674,670		$0.2077

		80%	$8,017,417	$0	4.0%	$320,697	$0	$320,697
		$0.3077

Fair Value of Expected Earn-out Payment	$13,589,963	$1,715,500	$15,305,463
Price per common Shares	$0.2620	$0.2620
Discount rate	20%	20%
Periods	1.00	1.00
Present value factor at 20% discount rate for 12 months	0.8333	0.8333
Present value of contingent consideration	$11,324,969	$1,429,583

Present value of contingent consideration			$12,754,553

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